Exhibit 5.1
200 East Randolph Drive
Chicago, Illinois 60601

312 861-2000	Facsimile:
312 861-2200
www.kirkland.com
February 28, 2006
UAL Corporation
1200 East Algonquin Road
Elk Grove Township, Illinois 60007
Registration Statement on Form S-8
Ladies and Gentlemen:
     We are providing this letter in our capacity as special counsel to UAL Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) covering the offering of up to 2,500,000 shares of common stock of the Company, par value $0.01 per share (the “Shares”), pursuant to the following: United Airlines Pilot Directed Account Plan, United Airlines Management and Administrative 401(K) Plan, United Airlines Ground Employee 401(K) Plan, United Airlines Flight Attendant 401(K) Plan and Mileage Plus, Inc. Investment Plus Plan (collectively, the “401(K) Plans”).
     For purposes of this letter, we have examined such documents, records, certificates, memoranda and other instruments deemed necessary as a basis for this opinion.
     Based upon and subject to the assumptions and limitations stated in this letter, it is our opinion that the Shares are duly authorized and, when (i) the Registration Statement related to the Shares becomes effective under the Act, (ii) the Shares have been duly issued in accordance with the terms of the 401(k) Plans upon receipt of the consideration to be paid therefor (assuming in each case the consideration received by the Company is at least equal to $0.01 per share), and (iii) the certificates representing the Shares comply as to form with the bylaws of the Company and the Delaware General Corporation Law and bear all necessary signatures and authentications, the Shares will be validly issued, fully paid and nonassessable.
     Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

London	Los Angeles	Munich	New York	San Francisco	Washington, D.C.

UAL Corporation
February 28, 2006

     We have relied without independent investigation upon an assurance from the Company that the number of Shares which the Company is authorized to issue under the Restated Certificate of UAL Corporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the 401(K) Plans by at least the number of Shares which may be issued in connection with the 401(K) Plans, and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates representing Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Shares. Our opinion assumes that the Registration Statement related to the Shares will become effective under the Act before any Shares covered by such Registration Statement are sold.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.
     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,
/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP